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                                                                     EXHIBIT 3.6


                             HWCC-SHREVEPORT, INC.

                                    BYLAWS
                                    ------


                                   ARTICLE I

                                    OFFICES

     Section 1.1.  Registered Office.  The registered office shall be c/o C T
                   -----------------
Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809, or such other place as the board of directors may from time to time determine.

     Section 1.2.  Other Offices.  The corporation may also have offices, and
                   -------------
keep the books and records of the corporation at such other places, either within or without the State of Louisiana, as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE 2

                           MEETINGS OF SHAREHOLDERS

     Section 2.1.  Place of Meetings.  All meetings of the shareholders shall be
                   -----------------
held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Louisiana, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2.  Annual Meetings.  Annual meetings of shareholders, commencing
                   ---------------
with the year 1998, shall be held at the time and place to be selected by the board of directors. If the day is a legal holiday, then the meeting shall be held on the next following business day. At the meeting, the shareholders shall elect a board of directors by written ballot and transact such other business as may properly be brought before the meeting.

     Section 2.3.  Notice of Annual Meeting.  Except as otherwise provided by
                   ------------------------
statute, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting at his or her last known address not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting.

     Section 2.4.  Voting List.  The officer or agent who has charge of the
                   -----------
stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office or the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

     Section 2.5.  Special Meetings.  Special meetings of the shareholders, for
                   ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation or these Bylaws, may be called by the president or a majority of the board of directors of the corporation and shall be called by the secretary at the request in writing of the holders of twenty percent (20%) or more of the outstanding shares of stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.6.  Notice of Special Meetings.  Except as otherwise provided by
                   --------------------------
statute, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

     Section 2.7. Quorum.  The holders of a majority of the stock issued and
                  ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation.

     If a quorum is present at a meeting of shareholders, a majority of the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is finally adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by law or by the articles of incorporation or these Bylaws.

     If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, or if these Bylaws otherwise require, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

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     Section 2.8.  Order of Business.  At each meeting of the shareholders, one
                   -----------------
of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chairman of the board, vice chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary.
The order of business at each such meeting shall be as determined by the chairman of the meeting. Except as may otherwise be provided by statute, the articles of incorporation or these Bylaws, the chairman of the meeting shall have, in his sole discretion, the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. Only shareholders of record will be permitted to present motions from the floor at any meeting of shareholders.

     Section 2.9.  Majority Vote.  When a quorum is present at any meeting, the
                   -------------
vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the articles of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.10. Method of Voting.  Unless otherwise provided by statute or in
                   ----------------
the articles of incorporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder (i) at the time fixed pursuant to Section 8.5 of these Bylaws as the record date for the determination of shareholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held, but no proxy shall be voted on or after eleven (11) months from its date, unless the proxy provides for a longer period.

     Section 2.11. Action of Shareholders by Written Consent Without Meetings.
                   ----------------------------------------------------------
Whenever the affirmative vote of shareholders at a meeting is required to authorize or constitute corporate action under any provision of law, the articles of incorporation or these Bylaws, any such action may be authorized or constituted by a consent or consents in writing, without a meeting, (i) setting forth the action so taken, (ii) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (iii) delivered to the corporation by delivery to its registered office in the State of Louisiana, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent.

     If action is taken by less than unanimous consent of shareholders and in accordance with the

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foregoing, there shall be filed with the records of the meetings of shareholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those who have not consented in writing, and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of the shareholders.

     If action is taken by unanimous consent of shareholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of shareholders.

     2.12.  Telephone Meeting.  Subject to the provisions of applicable law and
            -----------------
these Bylaws, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE 3

                                   DIRECTORS

     Section 3.1.  General Powers.  Subject to the provisions of the Louisiana
                   --------------
Business Corporation Law, the articles of incorporation and these Bylaws, all corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by or under the direction of, the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation of the corporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2. Number of Directors.  The board of directors shall have not
                  -------------------
less that three (3) nor more than nine (9) directors. The number of directors constituting the board shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, that no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be three (3) and shall remain such number unless and until changed by resolution of the board of directors aforesaid.

     Section 3.3.  Election, Qualification and Term of Office of Directors.
                   --------------------------------------------- ---------
Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. The persons receiving a plurality of the votes of the shares represented in person or by proxy and entitled to vote on the election of directors shall be elected directors. Directors need not be shareholders or residents of the State of Louisiana, unless so required by the articles of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Except as may otherwise be provided by law, the articles of incorporation or these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier death,

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disqualification, resignation or removal.

     Section 3.4.  Notification of Nominations.  Subject to the rights of the
                   ---------------------------
holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety
(90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons intended to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3.5. First Meetings.  The first meeting of each newly elected board
                  --------------
of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors. At each such first meeting, or any subsequent meeting called for the purpose, the directors shall elect the officers of the corporation.

     Section 3.6.  Regular Meetings.  Regular meetings of the board of directors
                   ----------------
may be held without notice (except as may otherwise be required by law or these Bylaws) at such times and at such places as shall from time to time be determined by the board.

     Section 3.7. Special Meetings.  Special meetings of the board of directors
                  ----------------
may be called by the chairman of the board or the president, and shall be called by the president or secretary on the

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written request of two (2) or more directors.

     Section 3.8.  Quorum; Majority Vote.  At all meetings of the board, a
                   ---------------------
majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or these Bylaws. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum shall be present when a meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed above, or the refusal of any director present to vote.

     Section 3.9.  Action Without Meeting.  Unless otherwise restricted by the
                   ----------------------
articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent thereto in writing to the adoption of a resolution or authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the board. Any action taken under this
Section 3.9 is effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 3.10. Telephone and Similar Meetings.  Subject to applicable law,
                   ------------------------------
unless otherwise restricted by the articles of incorporation or these Bylaws, members of the board of directors may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the board, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 3.11. Notice of Meetings.  Unless otherwise required by law or
                   ------------------
specified herein, notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the board (and each regular meeting for which notice shall be required) shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by telex, cable, facsimile or telegram or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting except as may otherwise be required by statute or these Bylaws.

     Section 3.12. Rules and Regulations.  The board of directors may adopt
                   ---------------------
such rules and

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regulations not inconsistent with the provisions of law, the articles of incorporation of the corporation or these Bylaws for the conduct of its meetings and management of the affairs of the corporation as the board may deem proper.

     Section 3.13. Resignations.  Any director of the corporation may at any
                   ------------
time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.14. Removal of Directors.  Unless otherwise restricted by
                   --------------------
statute, the articles of incorporation or these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that when the holders of any class or series are entitled by the articles of incorporation to elect one (1) or more directors, then, in respect to the removal without cause of a director or directors so elected, the required majority vote shall be of the holders of the outstanding shares of such class or series and not of the outstanding shares as a whole.

     Section 3.15. Vacancies. Except as may otherwise be provided by law, the
                   ---------
articles of incorporation or these Bylaws, any vacancies on the board of directors resulting from death, disqualification, resignation, removal or other cause, and newly created directorships resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected or chosen in accordance with the preceding sentence of this Section 3.15 shall hold office for the remainder of the term of the directorship to which he was appointed or until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Unless the applicable statute, the articles of incorporation or these Bylaws provide otherwise, when one or more directors shall resign from the board of directors, effective at a future date, the majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Any directorship not filled by the board as provided above may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 3.16. Compensation of Directors.  Unless otherwise restricted by
                   -------------------------
the articles of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE 4

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                        EXECUTIVE AND OTHER COMMITTEES

     Section 4.1.  Executive and Other Committees.  The board of directors may,
                   ------------------------------
by resolution adopted by a majority of the entire board, designate from time to time two (2) or more of its members to constitute members or alternate members of an executive committee or one or more other committees, which committees shall have and may exercise, between meetings of the board, all the powers and authority of the board in the management of the business and affairs of the corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board and the Louisaina Business Corporation Law permits, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have such power or authority with reference to:

          (a) amending the articles of incorporation of the corporation (except that a committee may, to the extent permitted by law and authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to authority, if any, expressly vested in the board by the provisions of the articles of incorporation, (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

          (b) adopting an agreement of merger or consolidation involving the corporation;

          (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of business;

          (d) recommending to the shareholders a voluntary dissolution of the corporation or a revocation of a dissolution;

          (e) adopting, amending or repealing any Bylaw;

          (f) filling vacancies on the board or on any committee of the board, including the executive committee;

          (g) fixing the compensation of directors for serving on the board or on any committee of the board, including the executive committee; or

          (h) amending or repealing any resolution of the board which by its terms may be amended or repealed only by the board.

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     Section 4.2. Procedure; Meetings; Quorum.  Regular meetings of the
                  ---------------------------
executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the board shall be sent by mail, telex, cable, facsimile, telegram or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board shall be a legal meeting without any notice thereof having been given, if all members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board need not be given. The executive committee or any other committee of the board may adopt such rules and regulations not inconsistent with the provisions of law, the articles of incorporation of the corporation or these Bylaws for the conduct of its meetings as the executive committee or any other committee of the board may deem proper. Except as may be otherwise required by statute, a majority of the executive committee or any other committee of the board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

     Section 4.3. Compensation  Members of special or standing committees may
                  ------------
be allowed compensation if the board of directors shall so determine pursuant to
Section 3.16 of these Bylaws.

     Section 4.4 Action by Consent; Participation by Telephone or Similar
                 --------------------------------------------------------
Equipment.  Unless the board of directors, the articles of incorporation or
---------
these Bylaws shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the committee. Unless the board of directors, the articles of incorporation or these Bylaws shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 4.5. Changes in Committees; Resignations; Removals.  The board
                  ---------------------------------------------
shall have powers, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the corporation, provided, however, that

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notice to the board, the chairman of the board, the president, the chairman of such committee or the secretary shall be deemed to constitute notice to the corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                   ARTICLE 5

                                    NOTICES

     Section 5.1.  Method.  Whenever, under the provisions of the statutes, the
                   ------
articles of incorporation or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless otherwise prohibited by statute, notice to directors may also be given by telex, cable, facsimile or telegram.

     Section 5.2.  Waiver.  Whenever any notice is required to be given under
                   ------
the provisions of the statutes, the articles of incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.


                                   ARTICLE 6

                                   OFFICERS

     Section 6.1.  Election; Qualification.  The officers of the corporation
                   -----------------------
shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose as officers a chairman of the board, one or more vice chairmen of the board, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the articles of incorporation or these Bylaws otherwise provide.

     Section 6.2.  Salary.  The salaries of all officers and agents of the
                   ------
corporation shall be fixed by the board of directors.

     Section 6.3.  Term; Removal.  The officers of the corporation shall hold
                   -------------
office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be

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removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors without prejudice, however, to the contract rights of the person so removed. Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term by the affirmative vote of a majority of the board of directors.

     Section 6.4. Resignation.  Subject at all times to the right of removal as
                  -----------
provided in Section 6.3 of this Article 6, any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.5. Vacancies.  A vacancy in any office because of death,
                  ---------
resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

     Section 6.6. Chairman of the Board. The chairman of the board shall, if
                  ---------------------
there be such an officer, preside at meetings of the board of directors and preside at meetings of the shareholders. The chairman of the board shall counsel with and advise the president and perform such other duties as the president or the board or the executive committee may from time to time determine. Except as otherwise provided by resolution of the board, the chairman of the board shall be ex-officio a member of all committees of the board. The chairman of the board may sign and execute in the name of the corporation any and all deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents authorized by the board or any committee thereof empowered to authorize the same.

     Section 6.7. Vice Chairman of the Board.  In the absence of the chairman
                  --------------------------
of the board or, in the event of his inability or refusal to act, the vice chairman (or in the event there be more than one vice chairman, the vice chairmen in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The vice chairmen shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. Any vice chairman may sign and execute in the name of the corporation any and all deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents authorized by the board or any committee thereof empowered to authorize the same.

     Section 6.8. President. The president shall be the chief executive officer
                  ---------
of the corporation, shall preside at all meetings of the shareholders and the board of directors if there shall be no chairman or vice chairman of the board or if the chairman or vice chairman of the board shall not be present or shall be unable or unwilling to act at any such meeting, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 6.9.  Vice Presidents.  In the absence of the president, the
                   ---------------
chairman of the board and the vice chairmen of the board or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 6.10. Secretary.  The secretary shall attend all meetings of the
                   ---------
board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 6.11. Assistant Secretary.  The assistant secretary, or if there
                   -------------------
shall be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 6.12. Treasurer.  The treasurer shall have the custody of the
                   ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 6.13. Assistant Treasurer.  The assistant treasurer, or if there
                   -------------------
shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE 7

                         INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES AND AGENTS

     Section 7.1.  Third-Party Actions.  The corporation shall indemnify any
                   -------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

     The corporation may indemnify any employee or agent of the corporation, or any employee or agent serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.

     Section 7.2.  Derivative Actions.  The corporation may indemnify any person
                   ------------------
who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     Section 7.3.  Determination of Indemnification.  Any indemnification under
                   --------------------------------
Section 7.1 or 7.2 of this Article 7 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of this Article 7. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     Section 7.4.  Right to Indemnification.  Notwithstanding the other
                   ------------------------
provisions of this Article 7, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article 7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 7.5.  Advance of Expenses.  Expenses incurred in defending a civil
                   -------------------
or criminal action, suit or proceeding may be paid by the corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article 7.

     Section 7.6.  Indemnification Not Exclusive.  The indemnification provided
                   -----------------------------
by this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the articles of incorporation, any vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.7.  Insurance.  The corporation may purchase and maintain
                   ---------
insurance or other similar arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against liability under the provisions of this Article 7.

     Section 7.8.  Definitions of Certain Terms. For purposes of this Article 7,
                   -----------------------------
references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 7.

     Section 7.9.  Liability of Directors.  Notwithstanding any provision of the
                   ----------------------
articles of incorporation or any other provision herein, no director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under applicable statute or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its shareholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit.

     Section 7.10. Continuity.  The indemnification and advancement of expenses
                   ----------
provided for in this Article 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE 8

                             CERTIFICATES OF STOCK

     Section 8.1.  Certificates.  Every holder of stock in the corporation shall
                   ------------
be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation.

     Section 8.2.  Facsimile Signatures.  Any or all of the signatures on the
                   --------------------
certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 8.3.  Lost Certificates.  The board of directors may direct a new
                   -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 8.4.  Transfers of Stock.  Upon surrender to the corporation or the
                   ------------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 8.5.  Fixing Record Date.  In order that the corporation may
                   ------------------
determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the board and (ii) not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.

     Section 8.6. Registered Shareholders.  The corporation shall be entitled to
                  -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Louisiana.

                                   ARTICLE 9

                            AFFILIATED TRANSACTIONS

     Section 9.1.  Validity.  Except as otherwise provided in the articles of
                   --------
incorporation and except as otherwise provided in this Bylaw, if Section 9.2 is satisfied, no contract or transaction between the corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

     Section 9.2.  Disclosure; Approval; Fairness.  Section 9.1 shall apply only
                   ------------------------------
if:

          (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

               (i) to the board of directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

               (ii) to the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or transaction, each such interested person (shareholder) to be counted in determining whether a quorum is present and for voting purposes; or

          (b) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors (or committee thereof) or the shareholders.

     Section 9.3.  Nonexclusive.  This provision shall not be construed to
                   ------------
invalidate a contract or transaction which would be valid in the absence of this provision.

                                  ARTICLE 10

                              GENERAL PROVISIONS

     Section 10.1. Dividends.  Dividends upon the capital stock of the
                   ---------
corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation and applicable law.

     Section 10.2. Reserves.  Before payment of any dividend, there may be set
                   --------
aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 10.3. Annual Statement.  The board of directors shall present at
                   ----------------
each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

     Section 10.4. Checks.  All checks or demands for money and notes of the
                   ------
corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 10.5. Fiscal Year.  The fiscal year of the corporation shall be
                   -----------
fixed by resolution of the board of directors.

     Section 10.6. Seal.  The corporate seal shall have inscribed thereon the
                   ----
name of the corporation and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 10.7. Conflicts with Articles of Incorporation.  In the event of a
                   ----------------------------------------
conflict between the provisions of these Bylaws and the articles of incorporation, the provisions of the articles of incorporation shall control.

                                  ARTICLE 11

                    LOUISIANA AND OTHER REGULATORY CONTROL

     To the extent required by applicable law, these Bylaws shall be generally subject to the laws and regulations of the State of Louisiana and other jurisdictions in which the corporation may seek or obtain certain licenses, franchises or approvals (including, without limitation, applicable gaming laws and regulations), including, without limitation, restrictions on the ability of, or required approvals for, a holder to transfer, receive or hold shares, securities or other interests in the corporation; provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein shall be deemed to require that any share, security or interest of the corporation bear any legend to this effect.

                                  ARTICLE 12

                                  AMENDMENTS

     Section 12.1.  Amendments.  Unless otherwise provided by statute or the
                    ----------
articles of incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the board of directors at any meeting of the board of directors at which a quorum is present, subject to the power of the shareholders to change or repeal any Bylaws so made.